Exhibit 10.2

NINTH AMENDMENT TO LOAN AGREEMENT

This NINTH AMENDMENT TO LOAN AGREEMENT (the "Ninth Amendment"), dated as of the 20th day of January, 2005, is made by and among HORIZON OFFSHORE CONTRACTORS, INC. ("Contractors"), HORIZON SUBSEA SERVICES, INC. ("Subsea"), and HORIZON VESSELS, INC. ("Vessels," and together with Contractors and Subsea, the "Borrowers"), jointly and severally, each of the financial institutions which is or may from time to time become a party to such Agreement (as defined below) (collectively, "Lenders", and each a "Lender"), and SOUTHWEST BANK OF TEXAS, N.A., as agent (in such capacity, the "Agent").

W I T N E S S E T H:

WHEREAS, Borrowers, Lenders and Agent are parties to that certain Loan Agreement dated as of March 26, 2001 (as the same has been or may hereafter be amended, supplemented or otherwise modified, the "Agreement"); and

WHEREAS, Borrowers, Lenders and Agent now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and premises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions to effectiveness set forth in Section 6 hereof, the parties hereto agree as follows:

1.     Terms.  Capitalized terms used in this Ninth Amendment (including the recitals hereof) shall have the meanings assigned to them in the Agreement, as amended by this Ninth Amendment.

2.     Amendments.

(a)    Section 1.1 of the Agreement is hereby amended to add the following definition thereto:

"Borrowing Base Eligible Receivables" means any accounts receivable (on a gross basis without giving effect to advance rate percentages) of the Borrowers and its Subsidiaries derived from or attributable to any contract the receivables of which are or previously were eligible for inclusion in the Borrowing Base.

(b)    The following definition set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

"Termination Date" means 11:00 a.m., Houston, Texas time on February 11, 2005.

(c)    Section 7.1(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e)    Borrowing Base Certificate. On each Monday commencing on January 24, 2005, a Borrowing Base Certificate as of the last day of the prior calendar week certified by an officer of each Borrower acceptable to Agent.

3.    Termination of Commitments. Notwithstanding anything to the contrary contained in the Agreement, from and after the date hereof each Lender's Commitment is hereby terminated and the Borrowers shall have no right to receive any further Advances under the Agreement. Furthermore, the Lenders shall not be required to issue any new Letters of Credit or increase any existing Letters of Credit under the Agreement.

4.    Cash Sweep and Combined Commitment Reductions. Notwithstanding anything to the contrary in the Loan Documents and without limitation of any terms thereof, commencing on January 21, 2005, through the Termination Date, Borrowers shall cause all funds consisting of Borrowing Base Eligible Receivables to be paid directly to the Holding Lockbox or deposited directly into the Holding Account. If for any reason such funds are not paid directly to the Holding Lockbox or deposited directly into the Holding Account, Borrower shall immediately transfer such funds into the Holding Account. From and after January 21, 2005, Agent shall transfer daily to the Collateral Account all such funds received in the Holding Lockbox or deposited directly into or transferred into the Holding Account (or not deposited or transferred to the extent required to be deposited or transferred hereunder) in excess of $5,500,000 in the aggregate. All such funds received in excess of such $5,500,000 amount consisting of Borrowing Base Eligible Receivables shall be applied by Agent to the Obligations. Borrowers shall deliver to Agent daily a report showing the sources of amounts received in the Holding Lockbox and deposited in the Holding Account on the prior day.

5.    Accounts. Borrowers and their respective Subsidiaries shall maintain all of their domestic deposit accounts with Agent (each such account a "Domestic Account"), except for petty cash accounts in an aggregate amount which does not exceed $300,000 and workmen's compensation accounts required to be maintained at other locations. Borrowers shall only transfer funds from a Domestic Account for purposes of paying Borrowers' operating expenses then due and payable in the ordinary course of Borrowers' business. Borrowers shall give Agent no less than twenty-four hours advance notice of any individual request for withdrawal from a Domestic Account in excess of $1,500,000, including the amount to be withdrawn, the payee thereof and the purpose of such payment. Agent shall have the right to refuse any withdrawal request in the event Agent is not provided prior written notice thereof as required in this Paragraph 5 or Agent determines that such withdrawal is being made for purposes other than paying Borrowers' operating expenses then due and payable in the ordinary course of Borrowers' business.

6.    Conditions Precedent. The effectiveness of this Ninth Amendment is subject to the satisfaction of the following:

(a)    this Ninth Amendment shall have been duly executed and delivered by each of the parties set forth on the signature pages hereto;

(b)    Agent shall have received $1,300,000 in immediately available U.S. Dollars which shall be applied as a principal payment of outstanding Obligations;

(c)    Agent shall have received $2,500,000 in immediately available U.S. Dollars to be held by Agent in the Collateral Account as cash collateral for the Obligations (the "Cash Collateral");

(d)    Agent shall have received, for the ratable benefit of the Lenders, $180,000 in immediately available U.S. Dollars which sum represents that portion of the remaining $450,000 fee payable to Borrowers under the consent letter dated May 25, 2004, which is allocable to the Agreement;

(e)    Agent and Lenders shall have received such other documents, instruments and consents, as they may require in connection with the Ninth Amendment;

(f)    Agent shall have received evidence satisfactory to it that the conditions precedent to effectiveness of the Eighth Amendment to the Foreign Loan Agreement shall have been satisfied; and

(g)    all fees and expenses of Vinson & Elkins, LLP, as counsel to Agent, and all other professional fees of Agent's consultants, in each case incurred in connection with the Agreement and this Ninth Amendment, shall have been paid in full.

7.    Cash Collateral. On February 11, 2005, Agent shall be entitled to, immediately and without notice to any party or any other action, apply the Cash Collateral to the Obligations in such manner and order as Agent shall select. Notwithstanding anything to the contrary in the Agreement or in any other Loan Document, Borrowers shall have no right to access the Cash Collateral held in the Collateral Account and Agent shall not be restricted by any provisions of the Loan Documents relating to the administration of the Collateral Account with respect to the Cash Collateral.

8.    Amendment Fee. The Borrowers jointly and severally agree to pay to Agent, for the ratable benefit of the Lenders, an amendment fee of $5,800, payable on the earlier of February 11, 2005, or such earlier date as the Obligations shall be paid in their entirety.

9.    Release and Covenant Not to Sue. EACH BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) AND EACH OF THE GUARANTOR AND THE ADDITIONAL GUARANTORS (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE ATTORNEYS AND AGENTS) (THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE AGENT AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, (COLLECTIVELY, THE "RELEASED PARTIES"), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE AGREEMENT, THE LOAN DOCUMENTS AND THIS NINTH AMENDMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE AGREEMENT, THE LOAN DOCUMENTS AND THIS NINTH AMENDMENT. THIS SECTION 9 IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THE AGREEMENT, THIS NINTH AMENDMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 9 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS, THE AGREEMENT, THIS NINTH AMENDMENT AND THE OTHER LOAN DOCUMENTS.

10.    Reaffirmation of Guarantees. By their execution hereof, each of the Guarantor and the Additional Guarantors acknowledges and agrees  to the terms of the release and covenant not to sue set forth in the foregoing Section 9, and  that all of the terms and provisions of their respective guarantees shall remain in full force and effect and that the amendments and modifications herein contained shall in no manner adversely affect or impair the Guarantor's or any Additional Guarantor's obligations under such guaranty.

11.    Binding Effect. It is further understood and agreed by and among the parties hereto that all terms and conditions of the Agreement, except as herein modified, shall remain in full force and effect. This Ninth Amendment shall constitute a Loan Document under and as defined in the Agreement. ANY FAILURE TO COMPLY WITH THE TERMS OF THIS NINTH AMENDMENT SHALL CONSTITUTE AN IMMEDIATE EVENT OF DEFAULT UNDER THE AGREEMENT.

12.    Counterparts. This Ninth Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed as of the day and year first above written.

BORROWERS:

HORIZON OFFSHORE CONTRACTORS, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

HORIZON SUBSEA SERVICES, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

HORIZON VESSELS, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

AGENT:

SOUTHWEST BANK OF TEXAS, N.A., as Agent
By:	/s/ Brian Duncan
Brian Duncan Vice President

LENDERS:

SOUTHWEST BANK OF TEXAS, N.A.
By:	/s/ Brian Duncan
Brian Duncan Vice President

[Signatures continued on next page]

DRESDNER BANK LATEINAMERIKA AG
By:	/s/ Andreas Thomas and /s/ Wolf-Peter Mueller
Andreas Thomas and Wolf-Peter Mueller Vice Presidents

BANK OF SCOTLAND
By:	/s/ Karen Weich
Karen Weich Assistant Vice President

HIBERNIA NATIONAL BANK
By:	/s/ Tammy Boyd
Tammy Boyd Senior Vice President

Acknowledged and Agreed to this 20th day of January, 2005.

HORIZON OFFSHORE, INC.

PROGRESSIVE PIPELINE CONTRACTORS, INC.

AFFILIATED MARINE CONTRACTORS, INC.

TEXAS OFFSHORE CONTRACTORS CORP

FLEET PIPELINE SERVICES, INC.

GULF OFFSHORE CONSTRUCTION, INC.

BAYOU MARINE CONTRACTORS, INC.

HOC OFFSHORE, S. DE R.L. DE C.V.

PT ARMANDI PRANAUPAYA

ECH OFFSHORE, S. DE R.L. DE C.V.

HORIZON OFFSHORE NIGERIA LTD.

HORIZON C-BAY COSTA AFUERA, S. DE R.L. DE C.V.

HORIZON OFFSHORE PTE. LTD.

HORIZON OFFSHORE CONTRACTORS (MAURITIUS) LTD.

HORIZON MARINE CONSTRUCTION (MAURITIUS) LTD.

TIBURON INGENIERIA Y CONSTRUCCION, S. DE R.L. DE C.V.

HORIZON VESSELS INTERNATIONAL LTD.

HORIZON OFFSHORE INTERNATIONAL LTD.

HORIZON MARINE CONSTRUCTION LTD.

HORIZON GROUP L.D.C.

PT HORIZON INDONESIA

HORIZON OFFSHORE CONTRACTORS LTD.

HORIZON MARINE CONTRACTORS (MALASIA) SDN BHD

HORIZON OFFSHORE SERVICES, LTD.

MARINE LEASING (LABUAN) PTE LTD.

By:	/s/ David W. Sharp
David W. Sharp Executive Vice President

ECH OFFSHORE, S. DE R.L. DE C.V.
By:	/s/ David W. Sharp
David W. Sharp Sole Member

By:	/s/ Robert M. Cheves
Robert M. Cheves VP Latin America